UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Basic Energy Services, Inc.

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Basic Energy Services, Inc.
500 W. Illinois, Suite 100
Midland, Texas 79701

NOTICE OF THE 2008
ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of Stockholders of Basic Energy Services, Inc. will be held on Tuesday, September 16, 2008, at 2:00 p.m. local time, at the Hyatt Regency Houston, located at 1200 Louisiana Street, Houston, Texas 77002, for the following purposes:

1. To elect three Class III directors to serve a three-year term;

2. To ratify the appointment of KPMG LLP as our independent auditor for fiscal year 2008; and

3. To transact such other business as may properly come before the meeting, or any adjournment of it.

Stockholders of record at the close of business on August 5, 2008 are entitled to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at our offices at 500 W. Illinois, Suite 100, Midland, Texas 79701 during the ten days prior to the meeting. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.

Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:30 p.m. and seating will begin at 1:45 p.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

Alan Krenek,
Secretary

Midland, Texas
August 12, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

i

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 16, 2008

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors in connection with the 2008 Annual Meeting of Stockholders of Basic Energy Services, Inc., a Delaware corporation (the “Company”), to be held at the Hyatt Regency Houston, located at 1200 Louisiana Street, Houston, Texas 77002, on Tuesday, September 16, 2008, at 2:00 p.m. local time. Stockholders of record at the close of business on August 5, 2008, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the meeting, other than (i) the election of directors, and (ii) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2008. Unless stockholders specify otherwise in their proxy, their shares will be voted FOR the election of the nominees listed in this proxy statement, and FOR the ratification of the independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment.

The complete mailing address of the Company’s executive offices is 400 W. Illinois, Suite 800, Midland, Texas 79701. The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to the stockholders of the Company is August 13, 2008.

VOTING PROCEDURES

A majority of the outstanding shares of our common stock present or represented by proxy at the 2008 Annual Meeting constitutes a quorum for the transaction of business. ADP Investor Communication Services will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The Company will appoint an inspector of elections at the meeting.

The affirmative vote of holders of a plurality of our common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

For ratification of the independent auditor and any other matters presented for a vote of stockholders, the affirmative vote of holders of a majority of our common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote, and broker non-votes will not be taken into account.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING SECURITIES

On August 5, 2008, the record date, there were outstanding 41,330,247 shares of our common stock held of record by approximately 382 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of our common stock held on the record date. Stockholders do not have cumulative voting rights.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board of Directors.  The Company’s Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class III directors will be elected at the 2008 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2011. Pursuant to Delaware law, in the event of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director.

Recommendation; Proxies.  The Board of Directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees.  The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

			Director
Name	Principal Occupation	Age	Since	Class

James S. D’Agostino	Mr. D’Agostino serves as Chairman of the Board, President and Chief Executive Officer of Encore Bancshares, Inc., a banking, wealth management and insurance services holding company currently listed on the NASDAQ Global Market, and has served in such capacities of its subsidiary, Encore Bank, N.A., since November 1999. From 1998 to 1999, Mr. D’Agostino served as Vice Chairman and Group Executive and from 1997 until 1998, he served as President, Member of the Office of Chairman and Director of American General Corporation. Mr. D’Agostino graduated with an economics degree from Villanova University and a J.D. from Seton Hall University School of Law	62	2004	III
Kenneth V. Huseman	Mr. Huseman has 29 years of well servicing experience. He has been our President, Chief Executive Officer and a director of Basic Energy Services since 1999. Prior to joining Basic, he was Chief Operating Officer at Key Energy Services from 1996 to 1999. He was a Divisional Vice President at WellTech, Inc., from 1993 to 1996. From 1982 to 1993, he was employed at Pool Energy Services Co., where he managed operations throughout the United States, including drilling operations in Alaska. Mr. Huseman graduated with a B.B.A. degree in Accounting from Texas Tech University.	56	1999	III

			Director
Name	Principal Occupation	Age	Since	Class

Thomas P. Moore, Jr.	Mr. Moore has served as a director of Basic since 2005. Mr. Moore was a Senior Principal of State Street Global Advisors, the head of Global Fundamental Strategies, and a member of the Senior Management Group from 2001 through July 2005. Mr. Moore retired from this position in July 2005. From 1986 through 2001, he was a Senior Vice President of State Street Research & Management Company and was head of the State Street Research International Equity Team. From 1977 to 1986 he served in positions of increasing responsibility with Petrolane, Inc., including Administrative Vice President (1977-1981), President of Drilling Tools, Inc., an oilfield equipment rental subsidiary (1981-1984), and President of Brinkerhoff-Signal, Inc., an oil well contract drilling subsidiary (1984-1986). Mr. Moore is a Chartered Financial Analyst and holds an M.B.A. degree from Harvard Business School.	69	2005	III

Other Directors.  The following table sets forth certain information for the Class I and Class II directors, whose terms will expire at the Annual Meetings of Stockholders in 2009 and 2010, respectively.

			Director
Name	Principal Occupation	Age	Since	Class

Sylvester P. Johnson, IV	Mr. Johnson has served as President, Chief Executive Officer and a director of Carrizo Oil & Gas, Inc. since December 1993. Prior to that, he worked for Shell Oil Company for 15 years. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a director of Pinnacle Gas Resources, Inc. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.	52	2001	I
Steven A. Webster	Mr. Webster has served as Co-Managing Partner and President of Avista Capital Holdings, L.P., a private equity firm focused on investments in the energy, media and healthcare sectors, since July 1, 2005. From 2000 until June 30, 2005, Mr. Webster served as Chairman of Global Energy Partners, a specialty group within Credit Suisse’s Alternative Capital Division that made investments in energy companies. From 1998 to 1999, Mr. Webster served as Chief Executive Officer and President of R&B Falcon Corporation, and from 1988 to 1998, Mr. Webster served as Chairman of and Chief Executive Officer of Falcon Drilling Company, both offshore drilling contractors. Mr. Webster serves as Chairman of Carrizo Oil & Gas, Inc. and as a director of Grey Wolf, Inc., SEACOR Holdings Inc., Hercules Offshore, Inc., Camden Property Trust, Geokinetics, Inc., Pinnacle Gas Resources, Inc., Encore Bancshares, Inc. and various privately held companies. Mr. Webster was the founder and an original shareholder of Falcon, a predecessor to Transocean, Inc., and was a co-founder and original shareholder of Carrizo. Mr. Webster holds a B.S.I.M. from Purdue University and an M.B.A. from Harvard Business School.	56	2001	I

			Director
Name	Principal Occupation	Age	Since	Class

H. H. Wommack, III	Mr. Wommack was our founder and our Chairman of the Board from 1992 until January 2001. Mr. Wommack is currently a principal of and Chief Executive Officer of Saber Resources, LLC, a privately held oil and gas company that he founded in May 2004. Mr. Wommack served as Chairman of the Board, President, Chief Executive Officer and a Director of Southwest Royalties Holdings, Inc. from its formation in July 1997 until April 2005 and of Southwest Royalties, Inc. from its formation in 1983 until its sale in May 2004. Prior to the formation of Southwest Royalties, Mr. Wommack was a self-employed independent oil and gas producer. Mr. Wommack is currently Chairman of the Board of Midland Red Oak Realty, a commercial real estate company involved in investments in the Southwest. He graduated with a B.A. from the University of North Carolina and a J.D. from the University of Texas School of Law.	53	1992	I
William E. Chiles	Mr. Chiles has served as the Chief Executive Officer, President and a Director of Bristow Group Inc. (formerly Offshore Logistics, Inc.), a provider of helicopter transportation services to the worldwide offshore oil and gas industry, since July 2004. Mr. Chiles served as Executive Vice President and Chief Operating Officer of Grey Wolf, Inc. from March 2003 until June 2004. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated from August 2002 until March 2003. From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore Inc. Mr. Chiles has a B.B.A. in Petroleum Land Management from The University of Texas and an M.B.A. in Finance and Accounting with honors from Southern Methodist University, Dallas.	59	2003	II
Robert F. Fulton	Mr. Fulton has served as President and Chief Executive Officer of Frontier Drilling ASA since September 2002. From December 2001 to August 2002, Mr. Fulton managed personal investments. He served as Executive Vice President and Chief Financial Officer of Merlin Offshore Holdings, Inc. from August 1999 until November 2001. From 1998 to June 1999, Mr. Fulton served as Executive Vice President of Finance for R&B Falcon Corporation, during which time he closed the merger of Falcon Drilling Company with Reading & Bates Corporation to create R&B Falcon Corporation and then the merger of R&B Falcon Corporation and Cliffs Drilling Company. He graduated with a B.S. degree in Accountancy from the University of Illinois and an M.B.A. in finance from Northwestern University.	57	2001	II

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors

Meetings.  During fiscal 2007, the Board of Directors held four meetings of the full Board and 16 meetings of committees. The Nominating and Corporate Governance Committee held four meetings, the Compensation Committee held seven meetings and the Audit Committee held five meetings during fiscal 2007. In addition, the Company’s independent auditors and management meet with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee are invited to attend these meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of committees of the Board on which he served (during the periods that he served). Our non-management directors meet at regularly scheduled executive sessions presided over by our Chairman, Mr. Webster. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present.

Compensation.  Directors who are our employees do not receive a retainer or fees for service on the board or any committees. We pay non-employee members of the board for their service as directors. For 2007, directors who were not employees received an annual fee of $35,000. In addition, the chairman of each committee received the following annual fees: Audit Committee — $15,000; Compensation Committee — $10,000; and Nominating and Corporate Governance Committee — $10,000. Directors who were not employees received a fee of $2,000 for each board meeting attended whether in person or telephonically. For committee meetings, directors who were not employees received a fee of $2,000 for each committee meeting attended whether in person or telephonically. In addition, each non-employee director has received, upon election to the board, a stock option to purchase 37,500 shares of our common stock at the market price on the date of grant, and the option vests ratably over three years.

In 2007, our Compensation Committee, based in part on a review and recommendations by Pearl Meyer & Partners, our independent compensation consultants, adjusted the compensation for our non-employee directors. Beginning in 2007, each non-employee director received an annual grant of 4,000 shares of restricted stock that vest ratably over four years. For additional information regarding fees earned for services as a director effective in 2007 and 2008, see “Compensation Discussion and Analysis — Board Process — Compensation of Directors.” Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors.

Independence.  Our board of directors currently consists of eight members, including five members determined by our Board to be independent — Messrs. D’Agostino, Chiles, Johnson, Moore and Wommack.

The Board has determined that Messrs. D’Agostino, Chiles, Johnson, Moore and Wommack are independent as that term is defined by rules of the New York Stock Exchange and, in the case of the Audit Committee, rules of the Securities and Exchange Commission. In determining that each of these directors is independent, the Board considered that the Company and its subsidiaries in the ordinary course of business sell products and services to other companies, including those at which certain directors serve (or recently served) as executive officers or directors. In particular, Carrizo Oil & Gas, Inc., a company on which Mr. Johnson serves as President, Chief Executive Officer and a Director, uses the services of the Company, but such services represent less than 2% of Carrizo’s revenues. Also, although Mr. Wommack was previously deemed by the Board not to be independent due to his service as a current employee of a company that made payments to Basic during 2003 in excess of 2% of the company’s consolidated gross revenues, as of January 1, 2007, the three-year test under Section 303A.02(b)(v) of the NYSE Listed Company Manual no longer prohibits such determination of independence. Accordingly, as of January 1, 2007, our Board determined that Mr. Wommack was independent. In each case, the transactions and contributions did not automatically disqualify the directors from being considered independent under the NYSE rules. The Board also determined that these transactions were not otherwise material to the Company or to the other company involved in the transactions and that none of our directors had a material interest in the transactions with these companies. Based upon its review, the Board of Directors has affirmatively determined that each of these directors are independent and that none of these independent directors has a material relationship with the Company.

Shareholder and Interested Party Communications with the Board of Directors.  Shareholders and interested parties may communicate directly with the Board or a particular director by sending a letter to the attention of the Board or non-management directors, as applicable, c/o Secretary, Basic Energy Services, Inc., 500 W. Illinois, Suite 100, Midland, Texas 79701. Shareholder communications must contain a clear notation on the mailing envelope indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” Additionally, if the enclosed letter is from an interested party, the mailing envelope must contain a clear notation indicating that it is an “Interested Party-Board Communication” or an “Interested Party-Director Communication,” as applicable. All such letters must identify the author as a shareholder and/or interested party and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors or group of directors, such as the non-management directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Committees

All of the directors on our audit committee, nominating and corporate governance committee and compensation committee are currently independent in compliance with the requirements of the Sarbanes Oxley Act of 2002, the NYSE listing standards and SEC rules and regulations. The following table shows the committees on which each director serves:

Nominating
and Corporate
Director	Audit	Governance	Compensation

Steven A. Webster
Kenneth V. Huseman
James S. D’Agostino, Jr.	X		X
William E. Chiles	X		X
Robert F. Fulton
Sylvester P. Johnson, IV		X
H. H. Wommack, III			X
Thomas P. Moore, Jr.	X	X

Audit Committee.  The responsibilities of the Audit Committee, composed of Messrs. Moore (Chairman), D’Agostino and Chiles, include:

•	to appoint, engage and terminate our independent auditors;

•	to approve fees paid to our independent auditors for audit and permissible non-audit services in advance;

•	to evaluate, at least on an annual basis, the qualifications, independence and performance of our independent auditors;

•	to review and discuss with our independent auditors reports provided by the independent auditors to the Audit Committee regarding financial reporting issues;

•	to review and discuss with management and our independent auditors our quarterly and annual financial statements prior to our filing of periodic reports;

•	to review our procedures for internal auditing and the adequacy of our disclosure controls and procedures and internal control over financial reporting;

•	to establish and maintain procedures for the receipt, retention and treatment of complaints received by us and concerns of employees regarding accounting and auditing matters; and

•	to evaluate its own performance at least on an annual basis.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board of Directors has determined that Messrs. Moore and D’Agostino are “audit committee financial experts.” The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

Nominating and Corporate Governance Committee.  The responsibilities of the Nominating and Corporate Governance Committee, composed of Messrs. Johnson (Chairman) and Moore include:

•	to identify, recruit and evaluate candidates for membership on the Board and to develop processes for identifying and evaluating such candidates;

•	to annually present to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders, and to present to the Board, as necessary, nominees to fill any vacancies that may occur on the Board;

•	to adopt a policy regarding the consideration of any director candidates recommended by our stockholders and the procedures to be followed by such stockholders in making such recommendations;

•	to adopt a process for our stockholders to send communications to the Board;

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board;

•	to oversee our policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of our directors, officers and employees;

•	to have the sole responsibility for granting any waivers under our Code of Ethics and Corporate Governance Guidelines; and

•	to evaluate annually, based on input from the entire Board, the performance of the CEO and report the results of such evaluation to the Compensation Committee of the Board.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website (www.basicenergyservices.com).

The Nominating and Corporate Governance Committee has not established any minimum qualifications for non-employee director candidates that it recommends for nomination.

The Nominating and Corporate Governance Committee has established procedures for identifying and evaluating nominees. First, the Committee considers the Board’s needs. Candidates will first be interviewed by the Committee. If approved by the Committee, candidates will then be interviewed by all other members of the Board. The full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board.

Stockholders may nominate director candidates in accordance with the Company’s Bylaws. To summarize, such nominations must be made in writing to the Company’s Secretary at the Company’s principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). The foregoing is a summary, and the specific requirements and procedures of the Bylaws, including timing of proposals, control.

The stockholder’s notice must set forth as to each nominee all information relating to the nominee that may be required under United States securities laws to be disclosed in solicitations of proxies for the election of directors, including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of any such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and any such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures are not followed, the Board or the chairman of the meeting may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of the Company. The Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Compensation Committee.  The responsibilities of the Compensation Committee, composed of Messrs. Chiles (Chairman), D’Agostino and Wommack, include:

•	to evaluate and develop the compensation policies applicable to our executive officers and make recommendations to the Board with respect to the compensation to be paid to our executive officers;

•	to review, approve and evaluate on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•	to determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;

•	to review and make recommendations regarding the compensation paid to non-employee directors;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and to assist the Board with the administration of such plans; and

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website (www.basicenergyservices.com).

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which present a flexible framework within which the Board, supported by its Committees, directs the affairs of the Company. The Board of Directors has also adopted a Code of Ethics that applies to its directors and executive officers, including its Chief Executive Officer and Chief Financial Officer. The Corporate Governance Guidelines and Code of Ethics are available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

If the Company amends or waives the Code of Ethics with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

BENEFICIAL OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of July 31, 2008 by (1) all persons who beneficially own more than 5% of the outstanding voting securities of the Company, to the knowledge of the Company’s management, (2) each current director, (3) each executive officer named in the Summary Compensation Table and (4) all current directors and executive officers as a group.

	Amount and Nature	Percent of
	of Beneficial	Shares
Name	Ownership	Outstanding

DLJ Merchant Banking Partners III, L.P. and affiliated funds(1)	18,059,424	43.7%
FMR LLC(2)	4,435,146	10.7%
Kenneth V. Huseman(3)	1,049,285	2.5%
Alan Krenek(4)	135,700	*
Charles W. Swift(5)	177,561	*
T.M. “Roe” Patterson(6)	29,000	*
James E. Tyner(7)	17,750	*
Steven A. Webster(8)(9)	237,250	*
James S. D’Agostino, Jr.(8)(10)	73,450	*
William E. Chiles(8)(11)	74,250	*
Robert F. Fulton(8)(12)	89,250	*
Sylvester P. Johnson, IV(8)(12)	89,250	*
Thomas P. Moore, Jr.(8)(13)	57,250	*
H.H. Wommack, III(8)(14)	559,526	1.4%
Directors and Executive Officers as a Group (15 persons)(15)	2,780,133	6.5%

*	Less than one percent.

(1)	Includes 18,059,424 shares of common stock owned by DLJ Merchant Banking and its affiliates as follows: DLJ Merchant Banking Partners III, L.P. (12,650,117 shares); DLJ ESC II, L.P. (1,493,185 shares); DLJ Offshore Partners III, C.V. (445,865 shares); DLJ Offshore Partners III-1, C.V. (32,018 shares); DLJ Offshore Partners III-2, C.V. (22,806 shares); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V. (438,666 shares); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V. (196,266 shares); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V. (139,816 shares); DLJMB Partners III GmbH & Co. KG (107,898 shares); DLJMB Funding III, Inc. (132,220 shares); Millennium Partners II, L.P. (21,516 shares); MBP III Plan Investors, L.P. (2,379,051 shares).

Credit Suisse, a Swiss bank, owns the majority of the voting stock of Credit Suisse Holdings (USA), a Delaware corporation which in turn owns all of the voting stock of Credit Suisse (USA) Inc., a Delaware corporation (“CS-USA”). The entities discussed in the above paragraph are merchant banking funds managed by indirect subsidiaries of CS-USA and form part of Credit Suisse’s Alternative Capital Division. The ultimate parent company of Credit Suisse is Credit Suisse Group (“CSG”). CSG disclaims beneficial ownership of the reported common stock that is beneficially owned by its direct and indirect subsidiaries. Steven A. Webster served as the Chairman of Global Energy Partners, a specialty group within Credit Suisse’s Alternative Capital Division, from 1999 until June 30, 2005.

All of the DLJ Merchant Banking entities can be contacted at Eleven Madison Avenue, New York, New York 10010-3629 except for the three “Offshore Partners” entities, which can be contacted at John B. Gosiraweg, 14, Willemstad, Curacao, Netherlands Antilles.

(2)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of all 4,435,146 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 4,089,146 shares of common stock. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,435,146 shares owned by Fidelity.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. FMR LLC’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Includes 319,060 shares of restricted stock, of which 5,000 remain subject to vesting in one-fourth increments on March 15, 2009, 2010, 2011 and 2012 and of which 45,000 remain subject to vesting in one-fourth increments on March 15, 2010, 2011, 2012 and 2013, and 529,405 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 155,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan. Includes 378,975 shares owned subject to bank pledges.

(4)	Includes 32,500 shares of restricted stock, of which 10,000 remain subject to vesting in one-fourth increments on March 15, 2009, 2010, 2011 and 2012 and of which 22,500 remain subject to vesting in one-fourth increments on March 15, 2010, 2011, 2012 and 2013. Includes 103,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 46,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(5)	Includes 58,206 shares of restricted stock, of which 6,000 remain subject to vesting in one-fourth increments on March 15, 2009, 2010, 2011 and 2012 and of which 17,500 remain subject to vesting in one-fourth increments on March 15, 2010, 2011, 2012 and 2013, and 104,475 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 40,750 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(6)	Includes 22,500 shares of restricted stock, of which 6,000 remain subject to vesting in one-fourth increments on March 15, 2009, 2010, 2011 and 2012 and of which 16,500 remain subject to vesting in one-fourth increments on March 15, 2010, 2011, 2012 and 2013, and 3,750 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(7)	Includes 11,000 shares of restricted stock, of which 4,000 remain subject to vesting in one-fourth increments on March 15, 2009, 2010, 2011 and 2012 and of which 7,000 remain subject to vesting in one-fourth increments on March 15, 2010, 2011, 2012 and 2013. Includes 6,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(8)	Includes 8,000 shares of restricted stock, of which 4,000 remain subject to vesting in one-fourth increments on March 15, 2009, 2010, 2011 and 2012 and of which 4,000 remain subject to vesting in one-fourth increments on March 15, 2010, 2011, 2012 and 2013.

(9)	Includes 81,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(10)	Includes 61,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(11)	Includes 66,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(12)	Includes 81,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(13)	Includes 26,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(14)	Includes 81,250 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 16,250 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan. Also reflects the beneficial ownership of 227,461 shares beneficially owned by Galloway Bend Ltd. (“Galloway Bend”). Mr. Wommack and certain of his immediate family members hold the general partner and limited partner interests in Galloway Bend. Also reflects the beneficial ownership of 176 shares beneficially owned by Fortress Holdings, LLC (“Fortress”), successor in interest to Southwest Royalties Holdings, Inc. Mr. Wommack owns approximately 33% of the outstanding units of, and is a manager and the President of, Fortress. Mr. Wommack disclaims beneficial ownership of the shares beneficially owned directly by Fortress and Galloway Bend, other than to the extent of his pecuniary interest in such shares. Includes 452,100 shares owned subject to bank pledges.

(15)	Includes an aggregate of 567,292 restricted shares, of which 214,500 remain subject to vesting, and an aggregate of 1,259,380 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 404,500 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Policies and Objectives.  Our intent regarding compensation of senior executive officers is to provide salary levels and compensation incentives (1) that are competitive within the market in which positions are located, (2) that attract and retain individuals of outstanding ability in these key positions and (3) that are designed to align the executives’ incentives with the Company’s short and long-term goals, including strong pay-for-performance recognition for both individual performance and the Company’s performance relative to the performance of other companies of comparable size, complexity and quality. In addition, the Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program.

Elements of Compensation.  During 2006 and 2007, the executive compensation program for our named executive officers and other senior executives included four principal elements that, taken together, constitute a flexible and balanced method of establishing total compensation. These elements are:

•	base salary;

•	quarterly incentive bonus plan cash awards to certain executive offices (excluding our CEO and CFO);

•	annual cash incentive bonuses; and

•	long-term incentive awards, which during 2006 consisted solely of stock option grants and during 2007 consisted of a combination of stock option grants and restricted stock awards.

The compensation program for our named executive officers during 2006 and 2007 included only very limited additional perquisites not offered to employees generally.

Selection of Elements to Provide Competitive Levels of Compensation.  The Compensation Committee generally attempts to provide the Company’s senior executives with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers. During 2006, the Compensation Committee attempted to weight compensation generally toward long-term incentives, with base compensation targeted in the range of the 25th to 50th percentile of the compensation peer group considered by the Committee. The Committee determined a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys. The Company engaged Pearl Meyer & Partners during 2005 to perform an executive compensation review. This review was completed in December 2005. The peer group was comprised of a combination of the Company’s direct competitors and other energy and energy services companies that experience similar market forces and are looked at similarly by the investment community. Compensation norms for the group were adjusted for comparability of revenue size to the Company. This review was used by the Compensation Committee in establishing 2006 executive base salaries, the range for potential 2006 cash incentive bonuses to be paid in 2007, and aggregate long-term incentive plan payouts and equity awards. During 2006, the Company elected to make equity grant levels somewhat higher than the median in order to address certain retention pressures in the market. Total cash compensation levels were found near the norm, and increased generally to move executives closer to the median where applicable and in accordance with anticipated normal industry increases (which increases were higher than prior-year normal increases due to competition and activity in the sector). While the targeted value of an executive’s compensation package may be competitive, its actual value may exceed or fall below market average levels depending on performance, as discussed below.

The Company also engaged Pearl Meyer & Partners during 2006 to review the terms of the employment agreements for its named executive officers and other senior executives, and to recommend changes to these agreements. New agreements with the executive officers were entered into effective December 31, 2006. The principal effect of these new agreements was to streamline severance and non-competition provisions among our executive officers into three tiers, with our CEO in one tier, our CFO and Senior Vice President — Rig and Truck Operations in a second tier, and our other Vice Presidents in a third tier. Severance benefits are discussed below under “— Severance Benefits.”

Mix and Allocation of Compensation Components.  As noted above, the salary for our named executive officers can represent 100% of compensation in any given year when incentives do not pay out or long-term awards are not made. However, the general mix of compensation for target-level performances in the annual incentive plans, plus the net annualized present value of long-term compensation grants, can range as follows, depending upon the executive. The following general percentage mix would apply to the general approach in establishing the total compensation for the Company’s executives at 2007 target performance. It is important to note that the influences of the timing of awards, availability of stock, company financial performance and stock price performance could significantly change the basic mix of compensation components as a percentage of total compensation:

For the CEO:	Base pay = 25% to 30% Bonus compensation at target = 25% to 30% Long-term compensation annualized = 40% to 50%
For the other named executives:	Base pay = 35% to 40% Bonus compensation at target = 20% to 25% Long-term compensation annualized = 30% to 45%

Base Salaries.  The Compensation Committee periodically reviews and establishes executive base salaries. Generally, base salaries are based on (1) the scope and complexity of the position held, (2) market survey data from comparable companies and (3) the incumbent’s competency level based on overall experience and past performance. All of the executives employed by the Company during 2005 who were expected to continue service during 2006 received salary increases for fiscal 2006, including Mr. Huseman. The base salaries of Messrs. Huseman, Krenek and Tyner were also increased by the Compensation Committee for 2007 based on the Compensation Committee’s review of its peer group and anticipated design for the overall 2007 compensation program for executive officers.

Quarterly Incentive Bonus Plans.  During 2006 and 2007, the Company maintained three individual Quarterly Incentive Bonus Plans for management and administrative personnel. These plans address (1) area-level personnel, (2) region- and division-level personnel and (3) corporate-level personnel, except for the CEO and CFO. During 2006 and 2007, the Company also maintained an annual incentive bonus plan for executive officers. Employees participating under these plans were eligible for cash bonuses. Compensation potential and actual compensation received from all the plans are part of the cash compensation review process.

The purpose of the area, region, and division-level plans is to tie the compensation of the respective employees directly to the financial return on assets employed within their particular operations. During 2006 and 2007, corporate-level bonuses were tied to the Company’s net income.

Messrs. Huseman and Krenek did not participate in any of the Quarterly Incentive Bonus Plans during 2006 or 2007 and received only an annual cash bonus in early 2007 and 2008, respectively. Mr. Swift participated in the division-level Quarterly Incentive Bonus Plan for the first three quarters of 2006 and received an annual cash bonus in early 2007 and he participated in the Quarterly Incentive Bonus Plan in the third and fourth quarters of 2007 and received an annual cash bonus in early 2008. Messrs. Patterson and Tyner each participated in the Quarterly Incentive Bonus Plans in 2006 and 2007 and received annual cash bonuses in early 2007 and 2008.

Annual Cash Bonuses and Non-Equity Incentive Plan Compensation.  The purpose of annual cash bonuses under our Second Amended and Restated 2003 Incentive Plan (the “2003 Incentive Plan”) is to provide motivation toward, and reward the accomplishment of, corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. The cash bonus awards to our named executive officers for 2006 and 2007 were paid as non-equity incentive plan compensation based upon the achievement of corporate performance objectives.

During 2006, the Compensation Committee of the Company utilized a set of metrics, which we refer to as our 2006 annual incentive compensation plan, for determining aggregate annual bonuses for our senior executive officers, including each of our named executive officers, consisting of (including relative weighting):

•	EBITDA return on capital employed (EBITDA/net debt and equity)(40%);

•	accident frequency rates (20%);

•	revenue growth (15%);

•	return on equity (15%); and

•	individual performance, including extraordinary efforts and results (10%).

Target bonus award levels for the Company’s executive officers during 2006 were established by senior management working with the Compensation Committee. Target levels represent the award level attainable when the plans are performed fully to expectations or plan and individual performance is rated accordingly. Potential annual cash awards for 2006 ranged from zero to 100% of base salary, with a target level of 75% based on the Company’s annual budgeted revenue, plus 10%, plus acquisition-related revenue at budgeted performance. Payments made under our Quarterly Incentive Bonus Plans offset the annual bonus awards. The maximum target bonus is granted if total points for the metrics equal or exceed 2.4 out of a maximum of 3.0 points. The greatest weight is given to EBITDA return on capital employed. The threshold level for the maximum bonus level on this metric was below our 2005 and 2006 actual performance, which actual performance continued to exceed historical levels. During 2006, the Company exceeded the maximum threshold level for targeted return on equity, but it did not exceed the maximum threshold level for either accident record or revenue growth. All of the executive officers received the maximum annual cash bonus for 2006, equal to 100% of their base salary as of December 31, 2006, which cash bonuses were paid during the first quarter of 2007. Payments under these metrics were not “qualified performance based compensation” within the meaning of Section 162(m) of the Code.

In addition to the foregoing cash awards, the Compensation Committee used these metrics to determine the potential value of equity incentive rewards in the form of options or restricted stock, which targeted a range from zero to 250% for our CEO, 200% for our CFO and Senior Vice President — Rig and Truck Operations, and 100% for other executive officers. These awards were issued in March 2007 based on 2006 performance.

During 2007, the Compensation Committee of the Company utilized a set of metrics as guidelines for determining aggregate annual bonuses for our senior executive officers, including each of our named executive officers, consisting of:

•	EBITDA return on capital employed (EBITDA/net debt and equity);

•	accident record, including both the overall frequency rates and levels of preventable accidents;

•	revenue growth;

•	return on equity; and

•	individual performance, including extraordinary efforts and results.

Target bonus award levels for the Company’s executive officers during 2007 were established by senior management working with the Compensation Committee. Target levels represent the award level attainable when the plans are performed fully to expectations or plan and individual performance is rated accordingly. Potential annual cash awards for 2007 ranged from zero to 100% of base salary, with target levels as follows based on the Company’s annual budgeted revenue, plus 5%, plus acquisition-related revenue at budgeted performance: Messrs. Huseman and Krenek, 100%; Messrs. Swift and Patterson, 80%; and Mr. Tyner, 50%. Payments made under our Quarterly Incentive Bonus Plans offset the annual bonus awards. The executive officers received annual cash bonuses for 2007 equal to between approximately 96% to 50% of their base salary as of December 31, 2007, which cash bonuses were paid during the first quarter of 2008. Payments under these metrics were not “qualified performance based compensation” within the meaning of Section 162(m) of the Code.

In addition to the foregoing cash awards, the Compensation Committee used these metrics to determine the potential value of equity incentive rewards in the form of performance-based restricted 2007 stock or restricted stock, which targeted a range from zero to 250% for our CEO, 200% for our CFO and Senior Vice President — Rig and Truck Operations, and 100% for other executive officers. These awards were issued in March 2008 based on 2007 performance.

The Company’s annual performance measures for officers during 2006 and 2007 were recommended by the Chief Executive Officer and approved by the Compensation Committee. The Compensation Committee also requested and received a recommendation from the CEO, based on the report from Pearl Meyer, regarding the CEO’s compensation. Annual cash bonuses for fiscal 2006 and 2007 were paid to each of our executive officers during 2007 and 2008, respectively. The Company’s annual performance measures for officers for 2008 other than the Chief Executive Officer have been recommended by the Chief Executive Officer and are expected to be approved by the Compensation Committee. The Compensation Committee will base its determination of CEO levels of performance measures on the report from Pearl Meyer.

The Compensation Committee periodically monitors the award target levels and variances to assure their competitiveness and that they mesh with compensation strategy for incentives and for total compensation.

During 2007, the Compensation Committee engaged Pearl Meyer & Associates to assist it in designing a new long-term incentive program under the 2003 Incentive Plan, including the development of performance measures to determine ultimate payouts. After due consideration, pursuant to its authorization under the 2003 Incentive Plan, the Compensation Committee approved and implemented in March 2008 a comprehensive long-term incentive plan, which we refer to as our 2008 Long-Term Incentive Program and discuss further below, consisting of:

•	a performance-based plan looking at a three-year performance period, which we refer to as our Three-Year LT Incentive Program, that is based on performance factors contained in the 2003 Incentive Plan; and

•	discretionary, time-based restricted stock awards.

The performance-based Three-Year LT Incentive Program represents approximately 50% of total potential long-term incentive compensation, with approximately 50% of our long-term compensation (including time-based restricted stock grants) remaining discretionary.

Long-Term Incentive Program.  The long-term incentive program is used to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. The Compensation Committee generally attempts to provide the Company’s executives, including Mr. Huseman, with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers, and is typically weighted toward long-term incentives. Aggregate stock or option holdings of the executive have no bearing on the size of a performance award.

The Company’s 2003 Incentive Plan, which was adopted by the board and has been approved by the Company’s stockholders as amended, covers stock awards issued under the Company’s original 2003 Incentive Plan and predecessor equity plan. The 2003 Incentive Plan permits the granting of any or all of the following types of awards: stock options; restricted stock; performance awards; phantom shares; other stock based awards; bonus shares; and cash awards. In fiscal 2006, the Committee made grants of stock options, which vest ratably over a four-year period beginning January 1, 2008.

All non-employee directors and employees of, or consultants to, the Company or any of its affiliates are eligible for participation under the 2003 Incentive Plan. The 2003 Incentive Plan is administered by the Compensation Committee. The Compensation Committee directly oversees the plan as it relates to officers of the Company and oversees the plan in general, its funding and award components, the type and terms of the awards to be granted and interprets and administers the 2003 Incentive Plan for all participants. No awards may be granted under the 2003 Incentive Plan after April 12, 2014.

Options granted pursuant to the 2003 Incentive Plan may be either incentive options qualifying for beneficial tax treatment for the recipient as “incentive stock options” under Section 422 of the Code or non-qualified options. No person may be issued incentive stock options that first become exercisable in any calendar year with respect to shares having an aggregate fair market value, at the date of grant, in excess of $100,000. No incentive stock option may be granted to a person if at the time such option is granted the person owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock or any of it subsidiaries as defined in Section 424 of the Code, unless at the time incentive stock options are granted the purchase price for the option shares is at least 110% of the fair market value of the option shares on the date of grant and the incentive stock options are not exercisable after five years from the date of grant.

The 2003 Incentive Plan permits the payment of qualified performance based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that the Company may take for compensation paid in excess of $1,000,000 to certain of the Company’s “covered officers” in any one calendar year unless the compensation is “qualified performance based compensation” within the meaning of Section 162(m) of the Code. Prior stockholder approval of the 2003 Incentive Plan (assuming no further material modifications of the plan) will satisfy the stockholder approval requirements of Section 162(m) for the transition period beginning with the Company’s initial public offering in December 2005 and ending not later than the Company’s annual meeting of stockholders in 2009. While the Compensation Committee reserves the right to grant ad hoc or special awards at any time that are subject to the limits of deductibility, the main awards under the plan are administered consistent with the requirements of 162(m) for performance based compensation.

2008 Long-Term Incentive Program.  In March 2008, the Compensation Committee, pursuant to its authorization under the 2003 Incentive Plan, approved and recommended to the Board, and the Board approved and implemented, the 2008 Long-Term Incentive Program consisting of:

•	a performance-based Three-Year LT Incentive Program which reflects a three-year performance period and is based on performance factors contained in the 2003 Incentive Plan; and

•	discretionary, time-based restricted stock awards.

The performance-based Three-Year LT Incentive Program represents approximately 50% of total potential long-term incentive compensation, with approximately 50% of our long-term compensation (including time-based restricted stock grants) remaining discretionary.

Three-Year LT Incentive Program.  Under the Three-Year LT Incentive Program implemented during March 2008, the executive officers and certain middle management personnel (total of 178 participants for 2008 awards) may earn restricted stock at the end of a one-year period, based on the Company’s performance over a three-year period. The performance measures are based on the Company achieving pre-established targets relative to its selected peer group (the “PB Peer Group”) based on the following factors/metrics:

•	earnings per share (“EPS”) growth (50% of performance-based awards), subject to forfeiture or a negative adjustment of 100% if the Company incurs a net loss based on the Company’s average EPS for the three-year period; and

•	return on capital employed (“ROCE”) (50% of performance-based awards), subject to forfeiture or a negative adjustment of 100% if the Company’s ROCE for the three-year period is below the worst performing comparable company in the PB Peer Group and the Company’s ROCE is less than 75% of the next lowest PB Peer Group member.

If the performance measures are met, the plan participants will “earn” their restricted stock awards, which will then remain subject to time-based vesting in one-third increments in each of the subsequent three years. The combination of the performance period and the vesting schedule results in the awards being realized by the executive over a period of 3.75 years from the initial award date.

Achievement of the maximum goals will require superior performance of the executives and the Company relative to the Company’s peer group, and the relative difficulty of achieving this performance may be affected by certain risk factors outside the control of the Company and the executives, including risk factors disclosures in this Form 10-K and other periodic filings.

Target award levels were set for each participant based on a multiple of the recommended 2008 base salary of each executive officer. In determining the number of restricted shares to award, the Compensation Committee used a 30-day average of closing prices prior to the date of the Committee’s March 11, 2008 meeting at which the awards were approved. In determining the number of shares of restricted stock to award, the Committee used this same 30-day average of closing prices and a Black-Scholes option valuation methodology.

The PB Peer Group consists of each of the following companies: (1) Pioneer Drilling Co.; (2) Bronco Drilling Company, Inc.; (3) Tetra Technologies, Inc.; (4) Oil States International, Inc.; (5) Union Drilling, Inc.; (6) Superior

Well Services, Inc.; (7) Complete Production Services, Inc.; (8) W-H Energy Services, Inc.; (9) Superior Energy Services, Inc.; and (10) Key Energy Services, Inc.

The total maximum number of shares for all participants for the Three-Year LT Incentive Program awards granted in March 2008 (150% of target) was 272,450 shares, which earned shares will then time-vest after the end of 2008 over a three-year period. Of these shares, 93,250 is the maximum number of shares which may be earned by the named executive officers if the Company ranks as the highest in its PB Peer Group for both the EPS growth and ROCE performance measures. Annual awards earned are not determinable by the Committee until peer performance data is available. When available, the data will be compiled and compared to the pre-established performance goals of the Company in light of the Company’s actual performance for the year.

The 2008 awards under the Three-Year LT Incentive Program, including performance-based awards, do not comply with the provisions of Internal Revenue Code Section 162(m) due to the use of performance periods prior to the grant date.

In general terms, if we rank first among our applicable peer group for both the EPS growth and ROCE measures, our executive officers will earn all of their restricted shares, equal to 150% of the target shares, in each case subject to further time-based vesting. In the event our performance is between the forfeiture and maximum limits, our executive officers may earn the percentage of restricted shares set forth in the following LTIP payout grid (which shows the effect of 2005-2007 as an example of where the Company would have been if these awards were earned as of the end of 2007), which percentage earned will be based on our ranking within the PB Peer Group (including ourselves):

LTIP Payout Grid — Percentage of Equity Compensation
that may be Retained Based on Relative EPS growth/ ROCE Ranking

Peer EPS Changes
(Sample of 2005-2007)

Peer ROCE Performance
(Sample 2005-2007 Average)

The Compensation Committee will determine how many, if any, of the contingent restricted shares granted in 2008 will be retained or forfeited and restricted shares awarded in 2008 will be received by each of our named executive officers on the basis of our EPS change and ROCE performance relative to the applicable peer group in accordance with the LTIP payout grid set forth above. For the two-year performance period ended December 31, 2007, we ranked eighth within our PB Peer Group (including ourselves) with respect to EPS growth and fourth within our PB Peer Group (including ourselves) with respect to ROCE performance. Assuming these levels are maintained as of the end of 2008, each of our named executive officers would earn approximately 100% of his target restricted shares underlying the 2008 awards

Similar to the Quarterly Incentive Bonus Plan for non-executive officers, the Three-Year LT Incentive Program is consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance because this aligns the executive officers’ compensation to shareholder interests. This program differs from the Quarterly Incentive Bonus Plan in that it also provides retention benefits, because the executive officers must remain in the employ of the Company throughout the vesting period of four years from inception to receive the full benefit, subject to exceptions for termination of executives not for cause, termination for good reason, termination due to death or disability and termination due to change in control.

Discretionary Restricted Stock Grants.  It is the intent of the Committee that traditional discretionary grants of restricted stock will be used to supplement the Three-Year LT Incentive Program for approximately 50% of total potential awards in future years. Because any awards of restricted stock earned under the Three-Year LT Incentive Program will not begin to vest until the second year after the date of grant of the restricted stock in order to provide continued long-term incentives that are competitive, the Committee determined in March 2008 to make a special grant of restricted stock to the executive officers, which grant is consistent with the equity awards to comparable positions at our peer companies. These time-based awards also provide an opportunity for increased equity ownership by the executives to further the link between the creation of shareholder value and long term incentive compensation. This restricted stock grant will vest in four equal portions beginning one year from the date of the grant.

All restricted stock earned under the Three-Year LT Incentive Program and the special non-performance based restricted stock grant, as is the case with the earlier grants of restricted stock and stock options, will be forfeited if they are not vested prior to the date the executive officer terminates his employment, except in the cases of termination of executives not for cause, termination for good reason, termination due to death or disability and termination due to change in control.

Compensation for our Named Executive Officers.  The 2006, 2007 and current 2008 salaries of our named executive officers, including our CEO, were established by the entire Board of Directors at the recommendation of the Compensation Committee. The basis for selecting the severance benefits of each of the named executive officers, including our CEO, as of December 31, 2007 is discussed below under “— Severance Benefits.”

CEO Compensation.  A separate, formal process of evaluating Mr. Huseman was conducted for purposes of determining his 2006 annual bonus paid during March 2007. Specifically, the Committee’s considerations included: (1) our EBITDA return on capital employed (EBITDA/net debt and equity); (2) our accident frequency rates; (3) our revenue growth; (4) our return on equity; and (5) whether Mr. Huseman achieved his individual goals for fiscal 2006. The Committee did not base its considerations on any single factor but assigned the greatest relative weight to our EBITDA return on capital employed. Based on these considerations, Mr. Huseman was granted an annual cash bonus for 2006 performance of $400,000, equal to 100% of his base salary in effect on December 31, 2006, which bonus was paid during the first quarter of 2007.

A separate, formal process of evaluating Mr. Huseman was conducted for purposes of determining his 2007 annual bonus paid during March 2008. Specifically, the Committee’s considerations included: (1) our EBITDA return on capital employed (EBITDA/net debt and equity); (2) our accident record, including both the overall frequency rates and levels of preventable accidents; (3) our revenue growth; (4) our return on equity; and (5) whether Mr. Huseman achieved his individual goals for fiscal 2007. The Committee did not base its considerations on any single factor but assigned the greatest relative weight to our EBITDA return on capital employed. Based on these considerations, Mr. Huseman was granted an annual cash bonus for 2007 performance of $400,000, equal to approximately 76% of his base salary in effect on December 31, 2007, which bonus was paid during the first quarter of 2008.

Compensation of Other Named Executive Officers.  The Committee reviewed the recommendations of the CEO regarding 2006 and 2007 bonuses and awards. The Committee’s considerations included the same general

Company performance-based factors as well as the individual performance of each of the officers. As noted above, the annual cash bonuses paid to each of the other named executive officers for 2007 performance was equal to between approximately 96% to 50% of his base salary in effect on December 31, 2007.

During 2006 and in prior years, long-term incentive awards to our executive officers have consisted primarily of grants of options to purchase our common stock. In 2007, the Committee elected to use restricted stock awards as the primary component of long-term compensation for our executive officers, with certain of our executive officers also receiving grants of options to purchase our common stock. The rationale behind this shift towards increased restricted stock awards is that we believe that restricted stock awards provide stronger retention benefits than stock options, especially in slower economic markets. Also, we believe that restricted stock awards closer align the interests of management with the interests of our other shareholders. Finally, we undertake to provide a compensation package to our executive officers that is competitive with our peers, and the use of restricted stock as long-term incentive compensation is increasing among our peer group.

In 2008, the Committee approved and implemented the 2008 Long-Term Incentive Program consisting of the Three-Year LT Incentive Program and discretionary, time-based restricted stock awards. The rationale behind this was to create a program consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance because this aligns the executive officers’ compensation to shareholder interests, while maintaining an opportunity for increased equity ownership by the executives to further the link between the creation of shareholder value and long term incentive compensation.

Perquisites.  The Company provides limited perquisites to its senior executives. Perquisites may include vehicle allowances, club memberships and long-term disability insurance. During 2006 and 2007, those perquisites were provided to senior management based on individual employment agreements.

Severance Benefits.  We entered into amended and restated employment agreements with each of our named executive officers as of December 31, 2006. Pursuant to these agreements, each of the named executive officers are entitled to severance payments in the event the officer is terminated at any time by us without “Cause” as defined in the agreements or by the officer for “Good Reason.” In addition, each of the named executive officers is entitled to severance payments in the event of a change-in-control if the officer’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company.

The severance payments outside a change-in-control are based on a multiple (for Mr. Huseman — 3.0 times; for Messrs. Krenek and Swift — 1.5 times; and for Messrs. Patterson and Tyner — 0.75 times) of the sum of the officer’s base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred.

The severance payments associated with a change-in-control are based on a multiple (for Mr. Huseman — 3.0 times; for Messrs. Krenek and Swift — 2.0 times; and for Messrs. Patterson and Tyner — 1.0 times) of the sum of the officer’s base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Huseman’s current agreement reduced his previous enhanced change-in-control benefit level that was agreed upon while the Company was a private, controlled company prior to its initial public offering.

The officers’ employment agreements are currently effective through December 31, 2008 (other than Mr. Huseman’s, which is effective through December 31, 2009) and will automatically renew for subsequent one year periods unless notice of termination is properly given by us or the officer. In the event that the employment agreement of Messrs. Huseman, Krenek or Swift is not renewed by us and a new employment agreement has not been entered into, the officer will be entitled to the same severance benefits described above. We believe this severance requirement is reasonable and not uncommon for persons in the offices and rendering the level of services performed by these individuals.

We selected higher multiples for terminations associated with a change-in-control to provide additional reasonable protections and benefits to the officers in such event, while basing these change-in-control termination payments on a “double trigger” requiring additional reasons such as Good Reason or the officer being terminated without Cause. We believe that providing higher multiples for change-in-control terminations for up to a one-year period after a change in control will provide for their commitment to the Company or its potential acquirer through a change-in-control event providing a continuity of leadership and preserving the shareholders’ interests before and after a transaction.

The employment agreements for Messrs. Huseman, Krenek and Swift also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. The employment agreements for the other executive officers do not contain these provisions.

For information regarding the change-in-control benefits to our chief executive officer based on a hypothetical termination date of December 31, 2007, see “Executive Compensation Matters — Potential Payments upon Termination or Change-in-Control.”

Board Process.  The Compensation Committee of the Board of Directors reviews all compensation and awards to executive officers. The Compensation Committee on its own, based on input from the Nominating and Governance Committee and discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the CEO and approves his level of compensation. For the other executive officers, the Compensation Committee receives recommendations from the CEO. These recommendations are generally approved with minor adjustments. The Compensation Committee grants options and restricted stock, generally based on recommendations from the CEO, pursuant to its authority under the Compensation Committee Charter and the Company’s 2003 Incentive Plan.

Compensation of Directors.  The Compensation Committee is also responsible for determining the annual retainer, meeting fees, stock options and other benefits for members of the Board of Directors. The Compensation Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability.

Directors who are Company employees do not receive a retainer or fees for service on the board or any committees. The Company pays non-employee members of the board for their service as directors. Directors who are not employees receive, as of March 2007:

Annual director fee:	$35,000

Committee Chairmen annual fees:

Audit Committee	$15,000

Compensation Committee	$10,000

Nominating and Corporate Governance Committee	$10,000

Attendance fees (per meeting):

Board	$2,000 (whether in person or telephonic)

Committee	$2,000 (whether in person or telephonic)

Equity-based compensation:

Upon election	37,500 shares of the Company’s common stock at the market price on the date of grant that vest ratably over three years

Annual awards	In March 2006, each non-employee director was granted options to purchase 5,000 shares. These options vest ratably in four increments of 1,250 shares on January 1, 2008, 2009, 2010 and 2011. In March 2007, each non-employee director was granted 4,000 shares of restricted stock that vest ratably in four increments of 1,000 shares on March 15, 2009, 2010, 2011 and 2012. In March 2008, each non-employee director was granted 4,000 shares of restricted stock that vest ratably in four increments of 1,000 shares on March 15, 2010, 2011, 2012 and 2013. Our Chairman was also granted an additional 4,000 shares of restricted stock in each of March 2007 and 2008 that was vested upon issuance as consideration for services in his capacity as Chairman and in lieu of the 2007 annual director fee (other than $7,500 previously paid to him) and in lieu of the 2008 annual director fee, respectively.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors. Director compensation currently in effect for 2008 was based in part on a review and recommendations by Pearl Meyer & Partners.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

William E. Chiles, Chairman
James S. D’Agostino, Jr.
H. H. Wommack, III

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following information relates to compensation paid by the Company for fiscal 2006 and 2007 to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers in fiscal 2006 and 2007:

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)	($)	(2)	($)	($)(3)	($)

Kenneth V. Huseman,	2007	$515,384	—	$799,460	$322,565	$400,000	$—	$8,800	$2,046,209
President and Chief Executive Officer	2006	$382,692	—	$785,250	$256,281	$400,000	$—	$16,142	$1,840,365
Alan Krenek,	2007	$258,462	—	$28,704	$244,738	$240,000	$—	$8,800	$780,704
Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2006	$227,308	—	$—	$235,719	$240,000	$—	$10,619	$713,646
Charles W. Swift,	2007	$200,000	—	$104,474	$87,058	$160,000	$—	$10,597	$562,129
Senior Vice President, Rig and Truck Operations	2006	$176,154	—	$87,250	$76,067	$200,000	$—	$12,081	$551,552

T.M. “Roe” Patterson,	2007	$167,692	—	$17,224	$32,051	$140,000	$—	$18,764	$375,731
Group Vice President, Completion and Remedial Services	2006	$118,462	—	$—	$34,079	$140,000	$—	$4,542	$297,083
James E. Tyner	2007	$158,462	—	$11,480	$35,937	$80,000	$—	$7,219	$285,879
Vice President, Human Resources	2006	$135,891	—	$—	$60,313	$140,000	$—	$6,484	$342,688

(1)	Under the terms of their employment agreements, Messrs. Huseman, Krenek, Swift, Patterson and Tyner are entitled to the compensation described under “Employment Agreements” below.

(2)	Reflect aggregate bonus payments made in accordance with the metrics under our 2006 annual incentive compensation plan and division-level Quarterly Incentive Bonus Plan. Messrs. Huseman and Krenek did not participate in any of the Quarterly Incentive Bonus Plans during 2006 or 2007 and received only an annual cash bonus in early 2007 and 2008, respectively. Mr. Swift participated in the division-level Quarterly Incentive Bonus Plan for the first three quarters of 2006 and received an annual cash bonus in early 2007 and participated in the Quarterly Incentive Bonus Plan in the third and fourth quarters of 2007 and received an annual cash bonus in early 2008. Messrs. Patterson and Tyner each participated in the Quarterly Incentive Bonus Plans in 2006 and 2007 and received an annual cash bonus in early 2007 and 2008, respectively.

(3)	Includes employer contributions to Executive Deferred Compensation Plan for 2006 as follows: for Huseman, $16,142; for Krenek, $10,619; for Swift, $2,481; and for Tyner, $6,484. Includes employer contributions to Executive Deferred Compensation Plan for 2007 as follows: for Huseman, $8,800; for Krenek, $8,800; for Swift, $457; for Patterson, $8,624; and for Tyner, $7,218. Includes vehicle allowance of $9,600 in each of 2006 and 2007 for Mr. Swift and of $4,542 for 2006 and $9,600 for 2007 for Mr. Patterson.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each of our named executive officers under our 2003 Incentive Plan during fiscal 2007:

Grants of Plan-Based Awards — 2007

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Base Price
		Plan Awards			Plan Awards			Stock or	Underlying	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Kenneth V. Huseman	03/15/07	$—	$—	$—	—	5,000	—	—	—	—
	03/15/07	$—	$—	$—	—	60,000	—	—	—	$22.66
Alan Krenek	03/15/07	$—	$—	$—	—	10,000	—	—	—	—
	03/15/07	$—	$—	$—	—	15,000	—	—	—	$22.66
Charles W. Swift	03/15/07	$—	$—	$—	—	6,000	—	—	—	—
	03/15/07	$—	$—	$—	—	12,000	—	—	—	$22.66
T.M. “Roe” Patterson	03/15/07	$—	$—	$—	—	6,000	—	—	—	—
	03/15/07	$—	$—	$—	—	5,000	—	—	—	$22.66
James E. Tyner	03/15/07	$—	$—	$—	—	4,000	—	—	—	—

Shares of restricted stock and options to purchase shares of our common stock were granted by our Compensation Committee to certain of our employees, including our named executive officers, on March 15, 2007. The shares of restricted stock vest in one-fourth increments on each of March 15, 2009, 2010, 2011 and 2012. The options have an exercise price of $22.66, vest in one-fourth increments on each of January 1, 2009, 2010, 2011 and 2012, and expire on March 15, 2017. The shares of restricted stock and options were granted pursuant to our 2003 Incentive Plan.

Employment Agreements

On December 29, 2006, we entered into new employment agreements with certain of our executive officers, each effective as of December 31, 2006. These new agreements contain the current base salaries being paid to the executive officers but amend certain provisions relating to severance and non-competition matters. Pursuant to our employment agreement effective December 31, 2006 with Kenneth V. Huseman, our President and Chief Executive Officer, Mr. Huseman is entitled to an initial annual base salary of $400,000. Under this employment agreement, Mr. Huseman is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our Second Amended and Restated 2003 Incentive Plan. If Mr. Huseman’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to three times the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Huseman’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to three times the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Huseman’s employment agreement is effective through December 31, 2009 and will automatically renew for subsequent one year periods unless notice of termination is properly given by us or Mr. Huseman. In the event that Mr. Huseman’s employment agreement is not renewed by us and a new employment agreement has not been entered into, Mr. Huseman will be entitled to the same severance benefits described above.

We have also entered into employment agreements effective December 31, 2006 with Alan Krenek, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary, and Charles W. Swift, our Senior Vice President — Rig and Truck Operations. Pursuant to these agreements, Mr. Krenek is entitled to an initial base salary of $240,000 and Mr. Swift is entitled to an initial base salary of $200,000. Each of Messrs. Krenek and Swift will also be entitled to an annual performance bonus if certain performance criteria are met. Under these employment agreements, the officer is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our Second Amended and Restated 2003 Incentive Plan. If the officer’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.50 times the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if the officer’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to two times the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. The officer’s employment agreement is effective through December 31, 2007 and will automatically renew for subsequent one year periods unless notice of termination is properly given by us or the officer. In the event that the officer’s employment agreement is not renewed by us and a new employment agreement has not been entered into, the officer will be entitled to the same severance benefits described above.

We have also entered into employment agreements effective December 31, 2006 with the following two other executive officers who were “named executive officer” as of December 31, 2006, Thomas Monroe Patterson, our Group Vice President — Completion and Remedial Services, and James E. Tyner, our Vice President — Human Resources, as well as Mark David Rankin, our Vice President — Risk Management. Pursuant to these agreements, these officers are entitled to the following initial base salaries: Mr. Tyner, $140,000; Mr. Patterson, $140,000; and Mr. Rankin, $130,000. Each of these officers will also be entitled to an annual performance bonus if certain performance criteria are met. Under these employment agreements, the officer is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our Second Amended and Restated 2003 Incentive Plan. If the officer’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 0.75 times the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if the officer’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to one times the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. The officer’s employment agreement is effective through December 31, 2007 and will automatically renew for subsequent one year periods unless notice of termination is properly given by us or the officer. In the event that the officer’s employment agreement is not renewed by us and a new employment agreement has not been entered into within the six months preceding or the twelve months following a change in control of our company, the officer will be entitled to the same severance benefits described above.

As consideration for us entering into the above employment agreements, Messrs. Huseman, Krenek, Swift, Harrison, Tyner, Patterson and Rankin have each agreed in his employment agreement that, for a period of 6 months following the termination of his employment by us without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with ours, render services to any entity who is competitive with us or solicit business from certain of our customers or potential customers. These non-competition restrictions shall not apply in the event that such termination is within 12 months of a change in control of our business. Additionally, the officer has agreed not to solicit any of our employees to reduce or adversely affect their employment with us for a period of two years from such officer’s date of termination, for whatever reason. The employment agreements for Messrs. Huseman, Krenek and Swift also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. The employment agreements for the other executive officers do not contain these provisions.

In March 2008, the Board approved 2008 salaries for each of the named executive officers as follows: Huseman — $550,000; Krenek — $300,000; Swift — $250,000; Patterson — $230,000; and Tyner — $190,000.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our named executive officers as of December 31, 2007:

Outstanding Equity Awards at Fiscal Year-End — 2007

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market
			Incentive					Plan	or Payout
			Plan					Awards:	Value of
			Awards:				Market	Number of	Unearned
	Number of	Number of	Number			Number	Value of	Unearned	Shares,
	Securities	Securities	of Securities			of Shares	Shares or	Shares,	Units or
	Underlying	Underlying	Underlying			or Units of	Units of	Units or	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	OtherRights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	that Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Kenneth V. Huseman
8/13/2001	264,405	—	—	$4.00	8/12/2011	—	—	—	—
5/5/2003	200,000	—	—	$4.00	5/4/2013	—	—	—	—
4/22/2004(1)	—	—	—	$—	—	112,500	$2,469,375	—	—
3/2/2005(2)	25,000	75,000	—	$6.98	3/1/2015	—	—	—	—
3/15/2006(3)	—	60,000	—	$26.84	3/14/2016	—	—	—	—
3/15/2007(5)	—	—	—	$—	—	5,000	$109,750	—	—
3/15/2007(6)	—	60,000	—	$22.66	3/15/2017	—	—	—	—
Alan Krenek
1/26/2005(4)	54,670	33,330	—	$5.16	1/25/2015	—	—	—	—
3/2/2005(2)	6,250	18,750	—	$6.98	3/1/2015	—	—	—	—
3/15/2006(3)	—	25,000	—	$26.84	3/14/2016	—	—	—	—
3/15/2007(5)	—	—	—	$—	—	10,000	$219,500	—	—
3/15/2007(6)	—	15,000	—	$22.66	3/15/2017	—	—	—	—
Charles W. Swift
8/13/2001	33,225	—	—	$4.00	8/12/2011	—	—	—	—
5/5/2003	50,000	—	—	$4.00	5/4/2013	—	—	—	—
4/22/2004(1)	—	—	—	$—	—	12,500	$274,375	—	—
3/2/2005(2)	8,750	26,250	—	$6.98	3/1/2015	—	—	—	—
3/15/2006(3)	—	15,000	—	$26.84	3/14/2016	—	—	—	—
3/15/2007(5)	—	—	—	$—	—	6,000	$131,700	—	—
3/15/2007(6)	—	12,000	—	$22.66	3/15/2017	—	—	—	—
T.M. “Roe” Patterson
3/15/2006(3)	—	15,000	—	$26.84	3/14/2016	—	—	—	—
3/15/2007(5)	—	—	—	$—	—	6,000	$131,700	—	—
3/15/2007(6)	—	5,000	—	$22.66	3/15/2017	—	—	—	—
James E. Tyner
3/2/2005(2)	500	7,500	—	$6.98	3/1/2015	—	—	—	—
3/15/2006(3)	—	15,000	—	$26.84	3/14/2016	—	—	—	—
3/15/2007(5)	—	—	—	$—	—	4,000	$87,800	—	—

(1)	Unvested shares of restricted stock vest on February 24, 2008.

(2)	Unvested options vest in one-third increments on March 1, 2008, 2009 and 2010.

(3)	Unvested options vest in one-fourth increments on January 1, 2008, 2009, 2010 and 2011.

(4)	Unvested options vest on January 2, 2008.

(5)	Unvested shares of restricted stock vest in one-fourth increments on March 15, 2009, 2010, 2011 and 2012.

(6)	Unvested options vest in one-fourth increments on January 1, 2009, 2010, 2011 and 2012.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options and vesting of restricted stock of each of our named executive officers during fiscal 2007:

Option Exercises and Stock Vested — 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized on
	on Exercise	on Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Kenneth V. Huseman	—	—	112,500	$2,557,125
Alan Krenek	—	—	—	—
Charles W. Swift	9,000	$199,000	12,500	$284,125
T.M. “Roe” Patterson	—	—	—	—
James E. Tyner	10,800	$216,977	—	—

Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation — 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FY
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)

Kenneth V. Huseman	$83,769	$8,800	$37,389	$—	$223,005
Alan Krenek	$40,923	$10,781	$1,949	$—	$101,316
Charles W. Swift	$5,713	$6,975	$(1,894)	$—	$79,169
T.M. “Roe” Patterson	$10,780	$8,624	$754	$—	$20,158
James E. Tyner	$93,243	$10,235	$10,392	$—	$167,312

(1)	Executive contributions in last fiscal year are included in such executive’s salary and bonus amounts, as applicable, as reported in the Summary Compensation Table.

(2)	Registrant contributions in last fiscal year are included in all other compensation in the Summary Compensation Table.

Each of our named executive officers is permitted to participate in our Executive Deferred Compensation Plan. An executive permitted to participate in this plan may defer a portion of his compensation, up to a maximum of 50% of his annual salary and 100% of his annual cash bonus, into his plan account. In addition, the Company makes an annual matching contribution to each executive’s plan account, with the Company matching 100% of the first 3% of the executive’s salary, and 50% of the next 2% of the executive’s salary, up to a plan-year maximum of $8,800. The Company may also make discretionary contributions into each executive’s plan account from time to time as it deems appropriate. Subject to certain exceptions, the Company matching and discretionary contributions vest in one-fourth increments determined by such executive’s years of service with the Company, with vesting beginning after two years of service, and full vesting occurring after five years of service. The executive is always fully vested in his own contributions to his plan account. Earnings on an executive’s plan account for any given year are dependent upon the investment options chosen by the executive for such plan account. Generally, participants under this plan may elect when and how distributions of vested amounts in a plan account will be made, including whether such distributions are in annual installments or a lump sum. However, certain key employees, including the named executive officers, may not receive distributions before a date six months after the date such executive separates service from the Company for any reason other than death or disability.

Potential Payments upon Termination or Change-in-Control

Each of our named executive officers is party to an employment agreement as described above. Pursuant to these agreements, the officers are entitled to certain severance benefits. In addition, the grant agreements relating to our executives’ stock option and restricted stock awards provide for accelerated vesting under certain circumstances. The tables below quantify amounts that would have been paid assuming the following events took place on December 31, 2007:

Potential Post-employment Payments as of December 31, 2007 — Kenneth V. Huseman

							CIC with
							Termination
				Termination	Termination	Change in	for Good
			Termination	by Company	by Executive	Control	Reason or
	Voluntary		for	Except for	for Good	without	without
	Termination	Retirement(1)	Cause(2)	Cause	Reason(3)	Termination(4)	Cause	Death	Disability

Compensation:
Severance(5)	$—	N/A	$—	$3,150,000	$3,150,000	$—	$3,150,000	$—	$—
Bonus(6)	$—	N/A	$—	$525,000	$525,000	$—	$525,000	$525,000	$525,000
Long-term Incentive(7)
Acceleration of Unvested Stock Options	$—	$—	$—	$—	$—	$—	$1,122,750	$—	$—
Acceleration of Unvested Restricted Stock	$—	$—	$—	$—	$—	$2,579,125	$2,579,125	$—	$—
Benefits & Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	$—	$—	$—	$—	$—	$—	$—	$—	$—
COBRA Continuation	N/A	N/A	N/A	$20,153	$20,153	N/A	$20,153	$—	$—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$—	N/A	N/A

Total	$—	$—	$—	$3,695,153	$3,695,153	$2,579,125	$7,397,028	$525,000	$525,000

Potential Post-employment Payments as of December 31, 2007 — Alan Krenek

							CIC with
							Termination
				Termination	Termination	Change in	for Good
			Termination	by Company	by Executive	Control	Reason or
	Voluntary		for	Except for	for Good	without	without
	Termination	Retirement(1)	Cause(2)	Cause	Reason(3)	Termination(4)	Cause	Death	Disability

Compensation:
Severance(5)	$—	N/A	$—	$780,000	$780,000	$—	$1,040,000	$—	$—
Bonus(6)	$—	N/A	$—	$260,000	$260,000	$—	$260,000	$260,000	$260,000
Long-term Incentive(7)
Acceleration of Unvested Stock Options	$—	$—	$—	$—	$—	$—	$840,299	$—	$—
Acceleration of Unvested Restricted Stock	$—	$—	$—	$—	$—	$219,500	$219,500	$—	$—
Benefits & Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	$—	$18,112	$—	$—	$—	$—	$18,112	$18,112	$18,112
COBRA Continuation	N/A	N/A	N/A	$20,493	$20,493	N/A	$20,493	$—	$—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$—	N/A	N/A

Total	$—	$18,112	$—	$1,060,493	$1,060,493	$219,500	$2,398,404	$278,112	$278,112

Potential Post-employment Payments as of December 31, 2007 — Charles W. Swift

							CIC with
							Termination
				Termination	Termination	Change in	for Good
			Termination	by Company	by Executive	Control	Reason or
	Voluntary		for	Except for	for Good	without	without
	Termination	Retirement(1)	Cause(2)	Cause	Reason(3)	Termination(4)	Cause	Death	Disability

Compensation:
Severance(5)	$—	N/A	$—	$540,000	$540,000	$—	$800,000	$—	$—
Bonus(6)	$—	N/A	$—	$160,000	$160,000	$—	$160,000	$160,000	$160,000
Long-term Incentive(7)
Acceleration of Unvested Stock Options	$—	$—	$—	$—	$—	$—	$392,963	$—	$—
Acceleration of Unvested Restricted Stock	$—	$—	$—	$—	$—	$406,075	$406,075	$—	$—
Benefits & Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	$—	$—	$—	$—	$—	$—	$—	$—	$—
COBRA Continuation	N/A	N/A	N/A	$20,493	$20,493	N/A	$20,493	$—	$—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$—	N/A	N/A

Total	$—	$—	$—	$720,493	$720,493	$406,075	$1,779,531	$160,000	$160,000

Potential Post-employment Payments as of December 31, 2007 — T.M. “Roe” Patterson

							CIC with
							Termination
				Termination	Termination	Change in	for Good
			Termination	by Company	by Executive	Control	Reason or
	Voluntary		for	Except for	for Good	without	without
	Termination	Retirement(1)	Cause(2)	Cause	Reason(3)	Termination(4)	Cause	Death	Disability

Compensation:
Severance(5)	$—	N/A	$—	$229,500	$229,500	$—	$306,000	$—	$—
Bonus(6)	$—	N/A	$—	$136,000	$136,000	$—	$136,000	$136,000	$136,000
Long-term Incentive(7)
Acceleration of Unvested Stock Options	$—	$—	$—	$—	$—	$—	$—	$—	$—
Acceleration of Unvested Restricted Stock	$—	$—	$—	$—	$—	$—	$131,700	$—	$—
Benefits & Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	$—	$6,959	$—	$—	$—	$—	$6,959	$6,959	$6,959
COBRA Continuation	N/A	N/A	N/A	$14,676	$14,676	N/A	$14,676	$—	$—

Total	$—	$6,959	$—	$380,176	$380,176	$—	$597,335	$144,959	$144,959

Potential Post-employment Payments as of December 31, 2007 — James E. Tyner

							CIC with
							Termination
				Termination	Termination	Change in	for Good
			Termination	by Company	by Executive	Control	Reason or
	Voluntary		for	except for	for Good	without	Without
	Termination	Retirement(1)	Cause(2)	Cause	Reason(3)	Termination(4)	Cause	Death	Disability

Compensation:
Severance(5)	$—	N/A	$—	$180,000	$180,000	$—	$300,000	$—	$—
Bonus(6)	$—	N/A	$—	$80,000	$80,000	$—	$80,000	$80,000	$80,000
Long-term Incentive(7)
Acceleration of Unvested Stock Options	$—	$—	$—	$—	$—	$—	$112,275	$—	$—
Acceleration of Unvested Restricted Stock	$—	$—	$—	$—	$—	$87,800	$87,800	$—	$—
Benefits & Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	$—	$12,831	$—	$—	$—	$—	$12,831	$12,831	$12,831
COBRA Continuation	N/A	N/A	N/A	$14,676	$14,676	N/A	$14,676	$—	$—

Total	$—	$12,831	$—	$274,676	$274,676	$87,800	$607,582	$92,831	$92,831

(1)	Retirement. Under the executive’s employment agreement, “Retirement” is defined for purposes of Mr. Huseman as attaining age 60 and accruing five years of service with the Company, and for purposes of the other named executive officers, as attaining age 65 and accruing ten years of service. For purposes of the acceleration of unvested stock options, “Retirement” shall mean when the executive has attained the age of 65.

(2)	Cause. Under the executive’s employment agreement, the definition of “Cause” includes, among other things, conviction of the officer of a crime involving moral turpitude or a felony, commission by the officer of fraud upon, or misappropriation of funds of, the Company, knowing engagement by the officer in any activity in direct competition with the Company, and a material breach by the officer of such employment agreement. For purposes of the acceleration of unvested stock options, “Cause” shall have the same meaning as such term is defined in the 2003 Incentive Plan. For purposes of the acceleration of unvested restricted stock, “Cause” shall have the same meaning as such term is defined in the executive’s employment agreement.

(3)	Good Reason. Under the executive’s employment agreement, the definition of “Good Reason” includes, among other things, a reduction in the officer’s base salary or bonus opportunity, a relocation of more than fifty miles of the officer’s principal office, a substantial and adverse change in the officer’s duties, control, authority, status or position, failure of he Company to continue in effect any pension plan, life insurance plan, health-and-accident plan, retirement plan, disability plan, stock option plan, deferred compensation plan or executive incentive compensation plan under which the officer was receiving material benefits, or materially reducing his benefits under any such plan, and any material breach by the Company of any other material provision of such employment agreement. Prior to terminating his employment for Good Reason, the officer must comply with the notice provisions of his employment agreement. For purposes of the acceleration of unvested stock options, “Good Reason” shall have the same meaning as such term is defined in the 2003 Incentive Plan, except that any reduction in the executive’s salary, bonus opportunity or benefit must be following a change in control. For purposes of the acceleration of unvested restricted stock, “Good Reason” shall have the same meaning as such term is defined in the executive’s employment agreement.

(4)	Change in Control. Under the executive’s employment agreement, the definition of “Change in Control” (or “CIC”) includes, subject to certain exceptions, (i) acquisition by any individual, entity or group of beneficial ownership of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) approval by the shareholders of the Company of a merger, unless immediately following such merger, substantially all of the holders of the Company’s securities immediately prior to merger beneficially own more than 50% of the common stock of the corporation resulting from such merger, and (iii) the sale or other disposition of all or substantially all of the assets of the Company. For purposes of the acceleration of unvested stock options, “Change in Control” shall have the same meaning as such term is defined in the 2003 Incentive Plan. For purposes of the acceleration of unvested restricted stock, “Change in Control” shall have the same meaning as such term is defined in the executive’s employment agreement. For purposes of the executive deferred compensation plan, “Change in Control” shall mean, subject to certain exceptions, (i) the acquisition by any person other than DLJ Merchant Banking and its affiliates of 40% or more of the combined voting power of the Company’s securities, (ii) the directors serving on the Company’s board of directors at the time the plan was adopted ceasing to constitute a majority of the Company’s board of directors, or (iii) the liquidation or dissolution of, or the sale of substantially all of the assets of, the Company.

(5)	Severance.

Termination except for Cause, termination of his own employment for Good Reason or Retirement
Executive would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. For Mr. Huseman, the multiple is three, for Messrs. Krenek and Swift, the multiple is 1.50, and for Messrs. Patterson and Tyner, the multiple is 0.75. During 2007, the annual incentive target bonus for our named executive officers utilized was 100% for Messrs. Huseman and Krenek, 80% for Messrs. Swift and Harrison and 50% for Mr. Tyner, in each case of their annual salary as of the end of the fiscal year. We paid annual incentive bonuses for each of our named executive officers of between approximately 96% and 50% of their annual salary as of the end of the fiscal year.

Termination except for Cause, termination of his own employment for Good Reason or Retirement within the six months preceding or the twelve months following a Change in Control
Executive would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. For Mr. Huseman, the multiple is three, for Messrs. Krenek and Swift, the multiple is two, and for Messrs. Patterson and Tyner, the multiple is one.

(6)	Bonus. In addition to severance payments, the named executive officers are entitled to a pro rata portion of their estimated bonus upon certain events of termination. The above tables reflect the annual incentive target bonus for the named executive officers for 2007.

(7)	Long-Term Incentive.

Stock Options
In the event of a termination by the Company for Cause or voluntary retirement by the executive, all vested and unvested stock options expire on the termination date. In the event of Retirement, all unvested stock options expire on the termination date and all vested options expire six months after the termination date. In the event of death or disability, all unvested stock options expire on the termination date and all vested options expire one year after the termination date. In the event of any other involuntary or voluntary termination, all unvested stock options expire on the termination date and all vested options expire 90 days after the termination date. In the event of a Change in Control, if the executive’s employment is terminated by the Company other than for Cause or terminated by the executive for Good Reason within two years after the Change in Control, the executive shall become immediately vested in all unvested stock options pursuant to the terms of the grant agreement and the 2003 Incentive Plan.

Restricted Stock
All unvested shares of restricted stock will be forfeited by the executive if the executive’s employment is terminated by the Company for Cause or by the executive other than for Good Reason or as a result of a Change in Control. For awards granted after March 1, 2005, in the event of a Change in Control, if the executive’s employment is terminated by the Company other than for Cause or terminated by the executive for Good Reason within two years after the Change in Control, the executive shall become immediately vested in all unvested stock options pursuant to the terms of the grant agreement. For awards on or prior to March 1, 2005, in the event of a Change in Control, the executive shall become immediately vested in all unvested shares of restricted stock pursuant to the 2003 Incentive Plan.

(8)	Other Benefits and Perquisites.

Employer Contributions to Executive Deferred Compensation Plan
The executive shall become fully vested in all unvested matching and discretionary contributions made by the Company into his plan account in the event (i) he obtains the age of 65, (ii) upon his death or disability or (iii) upon a termination for any reason whatsoever within 24 months following a Change in Control. Otherwise, the executive shall forfeit any unvested portion of his plan account upon a termination for any reason. Additionally, certain key employees, including the named executive officers, may not receive distributions before a date six months after the date such executive separates service from the Company for any reason other than death or disability.

COBRA Continuation
In addition to the above cash benefits paid pursuant to the executives’ employment agreements, the Company will continue to provide the officer and his dependants with health benefits for up to 18 months.

280G Tax Gross-up
The employment agreements for Messrs. Huseman, Krenek and Swift also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. The employment agreements for the other executive officers do not contain these provisions.

Any benefits payable pursuant to the above triggering events in the executives’ employment agreements are payable in a cash lump sum not later than 60 calendar days following the termination date. The employment agreements of the named executive officers also contain certain non-competition and non-solicitation provisions. For additional information regarding these employment agreements, see “Executive Compensation Matters — Employment Agreements.”

Director Compensation

The following table sets forth information concerning the compensation of each of our directors other than Kenneth V. Huseman, who is a named executive officer, for fiscal 2007:

Director Compensation — 2007

					Change in
					Pension Value
	Fees				and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c) (1)	(d) (2)	(e)	(f)	(g)	(h)

Steven A. Webster	$20,500	$104,273	$44,337	$—	$—	$—	$169,110
H.H. Wommack, III	$60,000	$13,633	$44,337	$—	$—	$—	$117,970
Sylvester P. Johnson, IV	$66,000	$13,633	$44,337	$—	$—	$—	$123,970
William E. Chiles	$83,000	$13,633	$44,337	$—	$—	$—	$140,970
Robert F. Fulton	$45,000	$13,633	$44,337	$—	$—	$—	$102,970
James S. D’Agostino, Jr.	$75,000	$13,633	$48,131	$—	$—	$—	$136,764
Thomas P. Moore, Jr.	$84,000	$13,633	$77,649	$—	$—	$—	$175,282

(1)	Each of our directors had the following aggregate number of restricted stock awards outstanding at December 31, 2007: Steven A. Webster: 8,000; H. H. Wommack, III: 4,000; Sylvester P. Johnson, IV: 4,000; William E. Chiles: 4,000; Robert F. Fulton: 4,000; James S. D’Agostino, Jr.: 4,000; and Thomas P. Moore, Jr.: 4,000.

(2)	Each of our directors had the following aggregate number of option awards outstanding at December 31, 2007: Steven A. Webster: 97,500; H. H. Wommack, III: 97,500; Sylvester P. Johnson, IV: 97,500; William E. Chiles: 82,500; Robert F. Fulton: 97,500; James S. D’Agostino, Jr.: 77,500; and Thomas P. Moore, Jr.: 42,500.

For additional information regarding fees earned for services as a director in 2006, including annual retainer fees, committee and chairmanship fees, and meeting fees, see “Board of Directors and Committees of the Board — Board of Directors — Compensation.” For additional information regarding fees earned for services as a director effective beginning in 2007, see “Compensation Discussion and Analysis — Board Process — Compensation of Directors.”

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons.  During 2007, there were no transactions with related persons that were required to be disclosed in this proxy statement.

Review, Approval or Ratification of Transactions with Related Persons.  Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for establishing procedures for the approval of all related party transactions between the Company and any officer or director that would potentially require disclosure. The board of directors has adopted a written policy regarding related party transactions that is to be administered by the Audit Committee. The policy applies generally to transactions, arrangements or relationships in which the Company was, is or will be a participant, in which the amount involved exceeds $60,000 and in which any related person had, has or will have a direct or indirect material interest. Related persons include, among others, directors and officers of the Company, beneficial owners of 5% or more of the Company’s voting securities, immediate family members of the foregoing persons, and any entity in which the foregoing persons are employed, are a principal or in which such person has more than a 10% beneficial ownership interest. The Company’s Chief Financial Officer is responsible for submitting related person transactions to the Audit Committee for approval by the committee at regularly scheduled meetings, or, if such approval is not practicable, to the Chairman of the Audit Committee for approval between such meetings. When considering related person transactions, the Audit Committee, or where submitted to the Chairman, the Chairman, will consider all of the relevant facts available, including, but not limited to: the benefits of the transaction to the Company; the impact on a director’s independence in the event the related person is a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions available to unrelated third parties or to employees of the Company generally. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met five times during the year ended December 31, 2007.

The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.

The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2007, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Thomas P. Moore, Jr., Chairman
James S. D’Agostino, Jr.
William E. Chiles

Independent Auditor and Fees

KPMG LLP, a registered public accounting firm, audited the Company’s consolidated financial statements for fiscal 2007, and has advised the Company that it will have a representative available at the 2008 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.

KPMG LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2006 and 2007 annual financial statements, reviews of quarterly financial statements, and review of the Company’s documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, and (iii) services related to tax compliance.

		Audit-Related
	Audit Fees	Fees	Tax Fees(1)

Fiscal 2007(2)	$1,250,000	$—	$—
Fiscal 2006(2)	$1,365,000	$—	$—

(1)	The services comprising “Tax Fees” included tax compliance, planning and advice.

(2)	There were no fees billed in 2006 or 2007 that would constitute “All Other Fees.”

Audit Committee Pre-Approved Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. Specifically, commencing in 2006, the Audit Committee began approving at its May meeting all services provided by the independent public accountants. All additional services must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its 1st and 4th meetings. All of the services provided by KPMG LLP during fiscal 2007 were approved by the Audit Committee.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected KPMG LLP as the Company’s independent auditor for fiscal year 2008, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of KPMG as the Company’s independent auditor for the current fiscal year. The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The Company is soliciting proxies for the 2008 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS FOR 2009 ANNUAL MEETING

The Company expects that its 2009 annual meeting of stockholders will be held in May 2009 consistent with prior annual meetings but more than 30 days from the date of the 2008 annual meeting of stockholders. Stockholders of record who intend to submit a proposal at the annual meeting of stockholders in 2009 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, no later than January 20, 2009, which is a date at least at least 80 days prior to the date the Company currently intends to distribute its proxy statement with respect to it’s 2009 annual meeting of stockholders.

Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2009 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed in the Company’s Bylaws and Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices no later than January 20, 2009, which the Company believes is a reasonable time before it will begin to print and send its proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2007, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2007, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2007.

ADDITIONAL INFORMATION

We are required to provide an Annual Report to stockholders of the Company for the year ended December 31, 2007, including audited financial statements, to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustee and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report along with copies of our Annual Report on Form 10-K for the year ended December 31, 2007 (without exhibits), are available free of charge to stockholders who forward a written request to Secretary, Basic Energy Services, Inc., 500 W. Illinois, Suite 100, Midland, Texas 79701. You may also review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.basicenergyservices.com.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker.

The Corporate Governance Guidelines, the Code of Ethics and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are also available on the Company’s website (www.basicenergyservices.com), and copies of these documents are available to stockholders, without charge, upon request.

BASIC ENERGY SERVICES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 16, 2008 The Annual Meeting of the Stockholders of Basic Energy Services, Inc. (the “Company”) will be held on Tuesday, September 16, 2008, at 2:00 p.m. local time, at the Hyatt Regency Houston, located at 1200 Louisiana Street, Houston, Texas 77002. The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Kenneth V. Huseman and Alan Krenek, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on September 16, 2008, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of Basic Energy Services, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card. YOUR VOTE IS IMPORTANT TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF BASIC ENERGY SERVICES, INC. September 16, 2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20330000000000000000 9 091608 The Board of Directors recommends a vote FOR the election of the nominees for Director and FOR the ratification of the selection of KPMG LLP as independent auditor. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To elect THREE Class III Directors to serve a three-year term. 2. To ratify the selection of KPMG LLP as the Company’s independent auditor for fiscal year 2008. Nominees for election as Class III Directors: FOR ALL NOMINEES O JAMES S. D’AGOSTINO In the discretion of the proxies, such other business as may properly come O KENNETH V. HUSEMAN before the meeting and at any adjournments or postponements thereof. WITHHOLD AUTHORITY O THOMAS P. MOORE, JR. FOR ALL NOMINEES This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the FOR ALL EXCEPT (See instructions below) nominees for Director and FOR the ratification of the selection of KPMG LLP as independent auditor, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.